                                LICENSE AGREEMENT
                                -----------------


     This Agreement is made and entered into as of the 18th day of June, 2002 (the "Effective Date") by and between:

American Wagering, Inc., a company incorporated in the state of Nevada, United States of America, and having its principal office at 675 Grier Drive, Las Vegas, Nevada, 89119 (hereinafter called "AWI")

AND

Computerized Bookmaking Systems, Inc., a company incorporated in the state of Nevada, United States of America, and having its principal office at 675 Grier Drive, Las Vegas, Nevada, 89119 (hereinafter called "CBS")

AND

MEGASPORTS (ACT) PTY. LTD. (ABN 54 081 251 470), a company incorporated in the Australian Capital Territory, and having its principal office at 31 Torrens Street, Braddon, Australian Capital Territory (hereinafter called "Licensee").


                                   WITNESSETH
                                   ----------

WHEREAS, AWI owns certain trademarks, tradenames, service marks, domain names and other intellectual property.

WHEREAS, CBS has developed certain software and proprietary information for their computerized race and sports book wagering system.

WHEREAS,  CBS  is  a  wholly  owned  subsidiary  of  AWI.

WHEREAS, Licensee desires to make use of the trademarks, tradenames, service marks, domain names, software, proprietary information, and intellectual property of AWI and CBS.

WHEREAS,  AWI  and  CBS  desire  to  license  the  use  of  such  to  Licensee.

WHEREAS, AWI and CBS shall collectively be known as "AWI" throughout the remainder of this Agreement.


NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AWI and Licensee agree as follows:

1.     Definitions  and  Interpretations
       ---------------------------------

1.1. Certain terms used herein shall have the meaning ascribed to such terms as set forth in Schedule 1.

1.2. All the defined terms as set forth in Schedule 1, if defined in the singular or present tense, shall also retain such general meaning if used in the plural or past tense, and if used in the plural or past tense, shall retain the general meaning if used in the singular or present tense.

1.3. The term "AWI" as used in this Agreement shall include Computerized Bookmaking Systems, Inc., a wholly owned subsidiary of American Wagering, Inc.

2.     Grant  of  License
       ------------------

     Subject to the terms and conditions of this Agreement, AWI hereby grants Licensee a: (a) paid-up, royalty-free, non-assignable, non-transferable and exclusive license to: (i) use the Domain Name for the provision of Services and
(ii) Use the Marks in the Territory for the promotion and marketing of the Services provided through the Domain Name and (b) non-assignable, non-transferable, non-exclusive license to execute the Licensed Products at the Location (unless otherwise approved by AWI in writing) only in association with the Services.

3.     Licensee  Covenants
       -------------------

     Licensee hereby covenants, represents and warrants as of the Effective Date and throughout the Term, the following:

3.1. Licensee shall perform timely, regular and reasonably adequate backup procedures with respect to the Licensed Products.

3.2. Licensee shall ensure a stable operational environment for the Licensed Products, including, without limitation: (a) all climate, security and utility (including, without limitation, electrical and ventilation) functions are reasonable and appropriate for the relevant computer systems and (b) all relevant computer systems are reasonably free from viruses, bugs, security breaches or any intrusion from internal or external sources.

4.     Inspection
       ----------
4.1. Licensee shall have thirty (30) days following the Effective Date to inspect and accept or reject the Licensed Products; provided, however, that any rejection may only occur in the event of the existence of a Material Defect.

4.2. In the event of rejection pursuant to Section 4.1 and at the sole discretion of AWI, AWI shall have thirty (30) days to cure any Material Defect.

5.     Retained  Rights
       ----------------
5.1. All licenses not expressly granted to Licensee pursuant to this Agreement are reserved by AWI. Licensee shall not acquire any right, title or interest in and to the Licensed Intellectual Property. Licensee shall not contest the right, title or interest of AWI in and to the Licensed Intellectual Property or the validity of the license granted by AWI to Licensee pursuant to this Agreement. Licensee shall not at any time apply for any registration of any Intellectual Property which would affect the right, title or interest of AWI in and to the Licensed Intellectual Property nor shall Licensee file any document with any Governmental Authority or take any action which would impact any such right, title or interest in and to the Licensed Intellectual Property or assist any other Person with such action or document.

5.2. Any goodwill associated with or identified by the Marks, or any other AWI Intellectual Property shall inure directly and exclusively to the benefit of, and is the property of AWI, and all use (whether authorized or unauthorized) of any other indicia of source, mark, logo or slogan by Licensee in the course of promoting or marketing the Marks shall likewise inure directly and exclusively to the benefit and shall be the property of AWI.

5.3. Licensee acknowledges and accepts that certain aspects of the Marks have been, may have been and will potentially be misappropriated by third Persons. AWI provides neither any guarantee nor assurance that AWI will be able to cause cessation of such misappropriation nor any assurance that such third Persons may fail in an ability to claim superiority of rights with respect to the subject Intellectual Property.

5.4. All right, title and interest in and to the Licensed Intellectual Property, including, without limitation, the Intellectual Property in the Licensed Products, exclusively vests in and shall always vest with AWI or its respective designees (as applicable).

5.5. Licensee shall promptly notify AWI of any unauthorized use of AWI Intellectual Property by third Persons that come to Licensee's attention. AWI shall have the right, exercisable at AWI's sole discretion, to institute and control all Claims against third Persons relating to AWI Intellectual Property.

5.6. Licensee shall Use the Marks without any accompanying words or symbols of any nature (save as required by the provisions hereof) unless first approved in writing by AWI.

5.7. To the extent Licensee is deemed an owner of any Intellectual Property in and to the Licensed Intellectual Property or any other Intellectual Property which AWI has Developed or otherwise has a bona fide claim of ownership (whether arising from this Agreement or otherwise), Licensee hereby assigns any and all such Intellectual Property to AWI and will execute and undertake all documents and all actions necessary to effect the clarification of ownership of all such Intellectual Property in and to AWI and to permit AWI to apply for registration of such Intellectual Property and/or issuances of patents, as well as maintain any registrations or issuances granted.

5.8. AWI retains the right to preclude Licensee's use of any portion of the Licensed Products that is determined to infringe a third Person's Intellectual
Property or that is the subject of a prohibition of use by any Governmental Authority (a "Prohibition Event"). If a Prohibition Event occurs and such preclusion follows, then AWI shall have ninety (90) days to provide a substitute, in AWI's reasonable discretion, to the affected Licensed Products for Licensee's use consistent with the provisions of this Agreement.

6.     AWI  Warranties
       ---------------
     AWI warrants against Material Defects in the Licensed Products for a period of ninety (90) days following the Installation Period. In the event a Material Defect is identified, AWI shall provide a good faith effort to resolve such Material Defect within thirty (30) days after Licensee's written notice of a Material Defect.

7.     Equitable  Relief
       -----------------
        Notwithstanding Section 8, Licensee acknowledges that any violation of Sections 2, 5, 17, 18 or 21 by Licensee shall cause irreparable injury to AWI and shall entitle AWI to extraordinary and equitable relief by a court outside of any requirement for Arbitration, including but not limited to temporary restraining orders and preliminary and permanent injunctions, without the necessity of posting bond or security. The opinions, findings, determinations and orders of any court with respect to permanent equitable relief granted consistent with this Section 7 shall have binding effect upon any

Arbitration and shall otherwise have res judicata and collateral estoppel effect upon any Arbitration; provided, however, that the Arbitration Panel shall give any court opinion, finding, determination or order granting temporary or preliminary equitable relief persuasive juridical authority.

8.     Liquidated  Damages
       -------------------
     Subject to Section 7 and without limiting or denying the availability of any equitable relief pursuant to Section 7, AWI shall be entitled to liquidated damages in the amount no less than one million dollars ($1,000,000) for any violation of Sections 2, 5, 17, 18 or 21 by Licensee (the "Liquified Violation"), and Licensee shall pay such amount immediately upon the request of AWI in the event of any Liquified Violation. Licensee acknowledges that the totality of AWI's Losses in the event of a Liquified Violation will be difficult, if not impossible, to ascertain and that such liquidated damages merely represent Licensee's and AWI's best estimate of AWI's Losses up to the point that cessation of the Liquified Violation occurs either from Licensee's voluntary act or as imposed by court in the use of the court's equitable powers and provided that the estimate of such Losses is not an agreed value of the Losses AWI will have suffered by Licensee's violation of this Agreement.

9.     Arbitration
       -----------
     Subject to Section 7, all Claims between the Parties shall be resolved in accordance with Arbitration provisions set forth in Schedule 2.

10.     Disclaimer  of  all  Warranties  and  Representations.
        -----------------------------------------------------

     EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AWI DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, WHETHER OR NOT IMPLIED, ORAL OR
WRITTEN, WITH RESPECT TO THE LICENSED INTELLECTUAL PROPERTY OR ANY OF THE TRANSACTIONS REASONABLY CONTEMPLATED BY THE PARTIES HERETO PURSUANT TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT AWI KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE, IN FACT, AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOMER USAGE IN THE TRADE OR BY COURSE OF DEALING.

11.     Remedy
        ------
     AWI SHALL NOT BE HELD LIABLE TO LICENSEE ON ACCOUNT OF OR DUE TO BREACH OF THIS AGREEMENT OR FOR ANY INDEMNIFICATION OBLIGATION (AS DEFINED IN SECTION 15) IN OR FOR AN AMOUNT THAT EXCEEDS THE FEES PURSUANT TO THIS AGREEMENT RECEIVED BY AWI FROM LICENSEE WITHIN THE PRIOR TWELVE (12) MONTHS OF TERMINATION OF THIS
AGREEMENT AND AWI SHALL NOT BE LIABLE TO LICENSEE (NOR TO ANY PERSON CLAIMING ANY RIGHT, TITLE OR INTEREST DERIVED FROM OR AS SUCCESSOR TO LICENSEE'S RIGHT, TITLE AND INTEREST) FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF CONTENT ARISING OUT OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER THE PARTIES HAVE ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

12.     Licensee  Default Event.  Licensee shall be in default of this Agreement
        -----------------------
in  the  event  of  the  occurrence  of  any of the following ("Licensee Default
Event"):

12.1. Licensee and/or Licensee's Representatives allow any other Person to use the Licensed Intellectual Property in violation of this Agreement;

12.2. Licensee breaches any non-monetary provision of this Agreement not related to the AWI Intellectual Property and fails to cure such breach within thirty (30) days of the breach; or

12.3. Licensee breaches any provision related to the AWI Intellectual Property and Licensee fails to cure such breach within three (3) days of such breach.

13.     AWI  Default  Event.  AWI  shall  be in default of this Agreement in the
        -------------------
event  of  the  occurrence  of  any  of  the  following  ("AWI  Default Event"):

13.1. AWI fails to cure a Material Defect within thirty (30) days pursuant to Section 4.2. or Section 6;

13.2. A Prohibition Event occurs pursuant to Section 5.8, AWI exercises AWI's right to preclude Licensee from using a portion of the Licensed Products and AWI does not provide a substitute within ninety (90) days; or

13.3. AWI materially breaches any other provision of this Agreement and fails to cure such breach within thirty (30) days of AWI receiving notice from Licensee of such material breach.

14.     Effect  of  Default;  Termination
        ---------------------------------

14.1. Upon the occurrence of a Licensee Default Event, AWI shall have the right to any and all remedies available to AWI pursuant to this Agreement, including, without limitation, the right to terminate this Agreement. On termination of this Agreement, all Fees owed or accrued as of the date of termination shall be immediately due and payable without set-off of any kind and Licensee shall immediately return to AWI all of the Licensed Products in Licensee's possession or control, together with a written statement signed by an officer of Licensee to that effect; provided, however, AWI shall also have the right to enter any and all locations where Licensee uses the Licensed Intellectual Property to confirm Licensee's return of the Licensed Products.

14.2. Upon the occurrence of an AWI Default Event, Licensee shall have the right to terminate this Agreement and, if such AWI Default Event occurred pursuant to Section 13.1, AWI shall return any Fees paid by Licensee to AWI as of the time of such AWI Default Event.

15.     Indemnification
        ---------------
     Notwithstanding any other provision of this Agreement, Licensee shall indemnify and hold AWI and AWI's Representatives (the "AWI Indemnified Parties") harmless from and against any Losses incurred by any of the AWI Indemnified Parties with respect to, arising from or out of any Claim that relates to or arises out of any act or omission of Licensee, including, without limitation, the misuse of the Licensed Intellectual Property, alleged breach, or investigation relating to a possible breach, of any legal requirement or of any covenant, representation, warranty or other obligation of Licensee contained in or arising out of this Agreement.

16.     Assignment
        ----------
     This Agreement, including, without limitation, the license granted pursuant to Section 2, is personal to Licensee, and Licensee shall not assign or transfer any of Licensee's rights or have assumed any of Licensee's obligations pursuant to this Agreement to and by, respectively, third Persons, except where such third Person: (a) Controls Licensee or (b) purchases all or substantially all of

Licensee's  assets  or  voting  securities.

17.     Encumbrance
        -----------
     Licensee shall never Encumber, nor authorize nor enable any Person to Encumber, the AWI Intellectual Property or any portion thereof.

18.     AWI  Confidentiality
        --------------------

18.1. Licensee shall not Disclose to any Person (except for Authorized Persons) any Confidential Information beginning at the Effective Date and for a period of two (2) years after the termination of this Agreement. In perpetuity, Licensee shall not Disclose to any Person AWI Trade Secrets.

18.2. Licensee shall not remove, alter, hide or otherwise diminish or denigrate any notice of confidentiality, secrecy, privacy or indication of proprietary right, title or interest (a "Notice") that is discernable on or with respect to any Media embodying any Confidential Information, shall not separate or disembody any Confidential Information from any Media embodying or containing Confidential Information provided by AWI and/or AWI's Affiliate(s) to Licensee and Licensee hereby covenants, represents and warrants that any Media bearing a Notice shall not be necessary to create a presumption that certain Content is Confidential Information

19.     Licensee  Confidentiality
        -------------------------
     AWI shall not disclose to any Person (except for Authorized Persons) any confidential information owned by Licensee and designated by Licensee as confidential information commencing on the Effective Date and continuing for a period of two (2) years after the termination of this Agreement.

20.     Notices
        -------
     Notices and other communications under this Agreement shall be sent to the Parties at the address or fax number shown in herein or to such other address or fax number as one Party may provide by notice to the other in writing. No notice shall be effective until actually received, unless the intended recipient fails to maintain, or fails to notify the other Party of any relevant change of its name, address or fax number, in which case such notice shall be effective when sent in accordance with this Section.


     In  the  case  of  AWI:
     President
     American  Wagering,  Inc.
     675  Grier  Drive
     Las  Vegas,  Nevada  89119
     Fax:  702-735-0142


     With  a  copy  to:
     American  Wagering,  Inc.
     c/o  Steven  A.  Gibson,  Esq.
     Santoro,  Driggs,  Walch,  Kearney,  Johnson  &  Thompson
     400  South  Fourth  Street
     Third  Floor
     Las  Vegas,  NV  89101
     Fax:  702-791-1912


     In  the  case  of  Licensee:

     Euraust  Limited
     c/o:     Mr.  J.  Asquith
     Mezzanine  Level,  28  The  Esplanade
     Perth,  Western  Australia
     Fax:  INT  +  (61  8)  9481  2394

21.     General  Provisions
        -------------------
21.1. Licensee acknowledges that Licensee's failure to return all of the Licensed Products in its possession or control upon termination of this Agreement or any violation by it of its covenants in this Agreement relating to Intellectual Property would result in damage that is largely intangible, but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, any such violation shall give AWI the right to a court-ordered temporary restraining order and injunction (both preliminary and permanent) without any requirement to post bond and/or other appropriate order to specifically enforce those covenants.

21.2. The provisions herein concerning Intellectual Property will be construed as independent of any other provision hereof and raising a defense to an obligation of Licensee in this Agreement related to Intellectual Property shall not impair the on-going duty of Licensee to perform in accordance with its own obligations pursuant to this Agreement.

21.3. Licensee agrees that in utilizing the Licensed Intellectual Property, Licensee will in no way represent that Licensee has any right, title or interest in or to the Licensed Intellectual Property.

21.4. Licensee shall allow AWI to enter any and all locations where the Licensed Intellectual Property are used at reasonable times to audit and inspect Licensee's use of the Licensed Intellectual Property. AWI shall provide
Licensee twenty-four (24) hours notice of such audit or inspection. If such audit or inspection results in a Licensee Default Event, Licensee shall be responsible for any fees associated with such audit or inspection.

21.5. If any provision of this Agreement should be held to be void or unenforceable, in whole or in part, by a court of competent jurisdiction, then such court shall correct the defect in a narrowly tailored manner to approximate the manifest intent of the Parties.

21.6.     Sections  5,  10,  11, 15, 16, 17, 18, 19, 20 and 21 shall survive any termination  of  this  Agreement.

21.7. This Agreement represents the entire understanding between AWI and Licensee with respect to the Licensed Intellectual Property. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing, signed by the Party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and may be executed in one (1) or more counterparts. The Parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their attorneys and that any rule or construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, including amendments or any exhibits. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Licensee consents to personal jurisdiction, as well as venue for any Claim regarding or arising out of this Agreement in the appropriate state or federal court located in Clark County, Nevada.

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement and represent that he or she has the authority to legally bind his or her respective entities.

AWI/CBS:                                LICENSEE:

American  Wagering,  Inc.,              MegaSports  (ACT)  Pty.  Ltd.
Computerized Bookmaking Systems, Inc.

By:  /s/ Timothy F. Lockinger           By:  /s/ Brian Gordon
     ________________________________   ________________________________
     Name:  Timothy F. Lockinger        Name:    Brian Gordon
     Title: CFO/Secretary/Treasurer     Title:   Managing  Director

     SCHEDULE  1

     DEFINITIONS

"Authorized Persons" shall mean those directors, officers, strategic advisors, attorneys and managers of Licensee or AWI who must gain knowledge of the Confidential Information or confidential information, respectively, in order to use the Licensed Intellectual Property.

"AWI Intellectual Property" shall mean the Intellectual Property owned, held, used or licensed by AWI, including, without limitation, all Intellectual Property in and to the Licensed Intellectual Property.

"AWI Trade Secrets" shall mean Trade Secrets owned, held, used or licensed by AWI.

"Business Day" shall mean any day, Monday through Friday, excepting Saturday and Sunday and also excepting any day on which federal chartered banks situated in Clark County, Nevada are generally not open for business.

"CBS Software" shall mean the executable code referred to by AWI as the CBS Software enabling race and sports book wagering and accounting functions.

"Claim" shall mean any demand, complaint, request for redress, assertion of a cause of action or other claim whatsoever.

"Confidential Information" shall mean all the Content relating to, used in or arising out of AWI's business, finances or other operations and held by, owned, licensed, or otherwise possessed by AWI (whether held by, owned, licensed, possessed or otherwise existing in, on or about AWI's offices, residence(s) or facilities and regardless of how such Content came into being, as well as regardless of who created, generated or gathered the Content), including, without limitation, all Content contained in, embodied in (in any Media whatsoever) or relating to AWI's ideas, creations, works of authorship, works of visual art, business documents, Contracts, licenses, business and non-business relationships, correspondence, operations, manuals, performance manuals, operating data, projections, bulletins, supplier and customer lists and data, sales data, cost data, profit data, strategic planning data, financial planning data, designs, logos, motifs, proposed trademarks or service marks, test results, product or service literature, product or service concepts, manufacturing or sales techniques, process data, specification data, know how, show how, Software, data bases, research and development information and data; provided, however, that "Confidential Information" shall not include information or data "generally publicly known". The phrase in the previous sentence "generally publicly known" shall not be deemed to include the Content set forth in patents despite the fact that patents have been published by the federal government, unless such embodiment has otherwise been the subject of a publication for general public consumption (other than publication as a patent) or if that embodiment is otherwise utilized generally by Persons in the United States of America in the industry or market within which AWI competes. All provisions protecting "Confidential Information" in this Agreement shall be deemed to also protect "AWI Trade Secrets" as well, but references to "AWI Trade Secrets" shall not be deemed to automatically refer to "Confidential Information."

"Content" shall mean all material, information, documents, matter, text, Software, data, graphics, computer-generated displays and interfaces, images, photographs and works of whatsoever nature, including, without limitation, all compilations of the foregoing and all results and/or derivations of the expression of the foregoing.

"Contract" shall mean all agreements, contracts, understandings, undertakings, obligations, and other documents or matters where there is or was an agreement to be bound.

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, or the power to veto major policy decisions of any such Person, whether through the ownership of voting securities, by contract, or otherwise.

"Develop" shall mean develop, conceive, discover, reduce to practice, create, or otherwise arise out of a Person's efforts in any manner whatsoever and through any means whether now known or hereafter developed.

"Domain Name" shall mean the URL www.megasports.com.au and/or any other URL utilized by the Licensee in connection with their provision of Services.

"Encumber" shall mean to impose a security interest, pledge, hypothecation, lien, mortgage, or any other encumbrance of whatsoever nature.

"Exhibit" shall mean an enumerated exhibit each of which shall be deemed attached hereto and incorporated herein by way of the specific reference or references made in this Agreement and any such exhibit shall not be required to be separately executed for such exhibit to form a valid, binding and enforceable part of this Agreement.

"Fees" shall mean any and all fees to be paid by Licensee pursuant to this Agreement.

"Governmental Authority" shall mean any federal, state, county, municipal or other sovereign entity or jurisdiction, as well as all subdivisions, agencies and authorities therein.

"Intellectual Property" shall mean all foreign, federal, state and common law trademarks, service marks, domain names, Internet path names and addresses of whatsoever nature, trade dress, copyrights, know-how, show-how, patents, Inventions (whether or not patentable), mask works, Software, proprietary data, customer lists, strategic plans, financial data, Trade Secrets, all other intangible assets of whatsoever nature and all applications for registration and/or issuance with respect to all the foregoing and whether or not any of the foregoing is registerable or patentable, including, without limitation, with respect to all of the foregoing: (i) all goodwill associated with any and all of the foregoing; (ii) all parents, continuations, continuations in part, divisionals, reissues and extensions; and (iii) all moral rights associated with any and all of the foregoing.

"Interface" shall mean the graphical user interface of the Domain Name Developed by AWI or any other Intellectual Property contained in, with respect to, or arising therefrom.

"Inventions" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship (whether or not copyright protection may be obtained for it).

"Licensed Intellectual Property" shall mean the Intellectual Property in and to the Licensed Products, the Domain Name and the Marks.

"Licensed  Products"  shall  mean  the  CBS  Software  and  the  Interface.

"Licensee Business" shall mean the ordinary course of business as conducted by Licensee as of the Effective Date.

"Licensee  Default  Event"  shall mean any or all of the events as designated in
Section  12.

"Licensee Software" shall mean any Software that is Developed, licensed, purchased or otherwise acquired by Licensee and will be used in conjunction with the Licensed Products.

"Location" shall mean the location where the Licensed Products are initially installed.

"Losses" shall mean any and all damages, liabilities, costs, expenses, fees (including, without limitation, attorneys', accountants', investigators', witnesses' and professionals' fees), charges, expenditures, liabilities, damages and other losses of whatsoever nature.

"Marks" shall mean the marks MEGASPORTS, MEGASPORTS and Design (as set forth as Exhibit 1) and MEGASPORTS.COM.AU.

"Material Defect" shall mean a defect that negates the ability to effect the essential functions of the Licensed Products; provided, however, that any defect caused by, arising from, or emanating from anything outside the reasonable control of AWI, including, without limitation, any modification or error on the part of Licensee or any defect of any Licensee Software or relevant computer systems, shall not constitute a "Material Defect."

"Media" shall mean print, document-based medium, television, facsimile, telex, telephony, radio, satellite, cable, wire, computer-based network, network, magnetic means, optical means, electronic means, Internet, intranet, Software, compact and laser disc, digital video displays, video cassettes, and multi-media and any other method (now known or hereafter Developed) for the publication, retention, conveyance, possession or holding of Content.

"Person" shall mean any natural person, corporation, limited liability company, limited partnership, partnership trust, association, organization or other entity of whatsoever nature.

"Representatives" shall mean all shareholders, directors, officers, strategic advisors, employees, agents, representatives, attorneys, and accountants either holding equity in, retained by, employed by, commissioned by or otherwise Controlled by a subject Person.

"Schedule" shall mean an enumerated schedule each of which shall be deemed attached hereto and incorporated herein by way of the specific reference or references made in this Agreement.
"Section" shall be deemed a reference to an enumerated provision of this Agreement. Section headings are used for convenience only and shall have no interpretive effect or impact whatsoever.
"Services"  shall  mean  wagering  services.

"Software" shall mean source code, object code, executable code, or other program or code format whatsoever, whether now known or hereinafter developed.

"Taxes" shall mean sales, use, excise and other taxes, duties or imposts of whatsoever nature, other than income taxes imposed by Governmental Authority.

"Term" shall mean the period beginning on the Effective Date and continuing in perpetuity, unless earlier terminated pursuant to the provisions of this Agreement.

"Territory" shall mean Australia and on websites specifically targeted to Persons in Australia.

"Trade Secrets" shall mean all methodologies (subject to same being the subject of an issued patent), pricing strategies, marketing approaches and other Confidential Information that the AWI reasonably informs (whether orally or in writing) the Licensee from time to time is a trade secret, as well as other Confidential Information reasonably the subject of trade secret protection under relevant and applicable state statutes (including, without limitation, the Uniform Trade Secrets Act as enacted in Nevada.

"URL"  shall  mean  uniform  resource  locator  or  universal  resource locator.

"Use" shall mean the incorporation, embodiment and/or application in any Media whatsoever.

"Working Hours" shall mean 9:00 a.m. to 5:00 p.m. Pacific Time, except for one hour for lunch at 12:00 p.m. to 1:00 p.m.

Schedule  1a  -  Arbitration  Definitions

"Arbitration" shall mean the entire dispute resolution process pursuant to the provisions of Schedule 2 including without limitation, all the hearings, discovery, conferences, and acts required by the Parties and the Arbitration Panel in order to comply with Schedule 2 and carry out the dispute resolution process as set forth in Schedule 2.

"Arbitration Claim" shall mean any Claim whatsoever relating to or arising out of a violation, breach or other abrogation of this Agreement or for declaratory relief.

"Arbitration Commencement Date" shall mean the date on which the Respondent receives the notice of Arbitration.

"Arbitration Hearings" shall mean all hearings relating to the Arbitration, including, without limitation, the Arbitration Initial Hearing and the Arbitration Final Hearing.

"Arbitration Final Hearing" shall mean the final hearing as defined in Section 6 in Schedule 2.

"Arbitration  Initial  Hearing"  shall  mean  the  initial hearing as defined in
Section  6  in  Schedule  2.

"Arbitration  Panel"  shall mean the three arbitrators as designated pursuant to
Section  5  of  Schedule  2.

"Arbitration Panel Formation Date" shall mean the date that the third arbitrator is designated and accepts such designation pursuant to Section 5 of Schedule 2.

"Claimant"  shall  mean  the  Party  initiating  the  Arbitration.

"Counterclaim" shall mean any Claim associated with, related to or arising from a breach, default, any other matter or any other controversy or dispute with respect to the terms, subject matter or application of this Agreement and/or the transactions arising therefrom or relating thereto asserted by a Party in response to an Arbitration Claim.

"Decision" shall mean the final determination and ruling of the Arbitration Panel with respect to any Arbitration Claim.

"Discovery Conference" shall mean the conference at which the Parties meet with the Arbitration Panel for the purpose of exchanging discovery materials.

"Discovery Cut-Off Date" shall mean the fifteenth (15th) Business Day before the Arbitration Final Hearing.

"Respondent" shall mean the Party against whom an Arbitration Claim is being made.

Schedule  2-Arbitration  Provisions

1. Certain terms used herein shall have the meaning ascribed to such terms as set forth in Schedule 1 of the Agreement or as otherwise set forth in
Schedule 1a. References to Sections shall mean references to the enumerated provisions of this Schedule 2 unless otherwise indicated.

2. Any Arbitration Claim shall be decided by Arbitration. A Decision shall be final and binding on both Parties and shall bar any suit, action or proceeding instituted by either of the Parties in any court or administrative tribunal of any jurisdiction, except for a Decision on enforcement proceedings.

3. The Arbitration Panel shall have original and exclusive jurisdiction over any Arbitration Claim. A Party must object to the jurisdiction of the Arbitration Panel or to the arbitrability of a Arbitration Claim or Counterclaim no later than the filing of a responsive statement to such Arbitration Claim or Counterclaim, as provided in Section 2, and the only objection to jurisdiction must be that the subject matter of the Arbitration Claim or Counterclaim does not arise in relation to the subject matter of this Agreement. The Arbitration Panel shall rule on such objections as a preliminary matter.

4. The Claimant shall give written notice (pursuant to and consistent with the provisions of Section 17) of Arbitration to the Respondent. Arbitration shall be deemed to commence on Arbitration Commencement Date. If the notice of Arbitration is sent in conformance with Section 17, then no Arbitration Claim shall be upheld as to improper or ineffective notice. The notice of Arbitration shall contain a statement of Arbitration Claim including, without limitation, the following:

     4.1. A statement as to the nature of the Arbitration Claim that is going to be referred to Arbitration and a clarification as to whether or not other aspects of that Arbitration Claim shall be the subject of injunctive relief through a court of competent jurisdiction;

     4.2. The names and addresses of all interested Persons with respect to the nature of the Arbitration Claim;

     4.3. A description of the Arbitration Claim and an indication of the facts supporting it;

     4.4.     The  relief  or  remedy  sought  and  the  amount  claimed;  and

     4.5.     A  request  for  a  hearing  location  within the State of Hawaii.

5. Each Party shall designate one (1) arbitrator within fifteen (15) Business Days of the Arbitration Commencement Date. These two arbitrators shall cooperate in good faith to designate a third arbitrator within thirty (30) Business Days after the Arbitration Commencement Date to serve as Chairperson over the Arbitration, who will be solely responsible for all procedural determinations of the Arbitration after consultation with the other members of the Arbitration Panel. In the event that these two arbitrators cannot agree upon a third arbitrator, each Party shall replace the Party's arbitrator with one (1) replacement arbitrator and the two replacement arbitrators shall cooperate in good faith to designate the third arbitrator within fifteen (15) Business Days thereafter. In the event these replacement arbitrators cannot agree upon a third arbitrator, the Party's shall each designate two (2) prospective arbitrators and the Respondent shall randomly select the third arbitrator from the pool of prospective arbitrators. Each arbitrator shall have a Juris Doctorate Degree and any of the following: (a) at least five (5) years of legal practice in an Intellectual Property group of a well-established law firm practicing in the United States of America, or (b) shall have served for at least five (5) years as a judge in the United States of America with substantial experience in Intellectual Property matters. Each arbitrator shall also not have an affiliation or relationship with either Party, nor shall they have any interest in or benefit from the outcome of the Arbitration. The Arbitration Panel's fees shall not commence or accrue until the Arbitration Panel Formation Date.

6. The Arbitration Panel shall convene the initial hearing ("Arbitration Initial Hearing") within ten (10) Business Days after the Arbitration Panel Formation Date. The Arbitration Panel shall set the date and location in Hawaii for the Arbitration Initial Hearing and for all hearings. The Arbitration Panel and the Parties shall use their best efforts to resolve the Arbitration Claim at the Arbitration Initial Hearing. In the event that a resolution of the Arbitration Claim cannot be reached at the Arbitration Initial Hearing, the Arbitration Panel shall set the Discovery Conference within ten (10) Business Days after the date of the Arbitration Initial Hearing, and the Arbitration Panel shall set the date and time of the Discovery Conference. In the event that the Arbitration Claim is not resolved at the Discovery Conference, then the Arbitration Panel shall convene the Arbitration Final Hearing within ninety (90) Business Days from the Discovery Conference. The Arbitration Panel shall send notice of the hearing to the Parties at least thirty (30) Business Days in advance of the hearing date. At least fifteen (15) Business Days before the final hearing ("Arbitration Final Hearing"), each Party shall give the Arbitration Panel and the other Parties the names and addresses of any witnesses it intends to present, and the subject of their testimony. The Arbitration Panel shall apply the governing law of this Agreement.

7.     At  the  Discovery  Conference,  the  Parties  shall:

     7.1. Exchange all documents then reasonably available to the Parties at the time of the Discovery Conference that the Parties contemplate to be used in support of their Arbitration Claims, Counterclaims or defenses, including rebuttal and impeachment documents;

     7.2. Request in writing and with reasonable specificity all other documents that may support the Party's Arbitration Claims, Counterclaims or defenses from the opposing Party, subject to the limitation that such documents must be relevant to the subject matter of the Arbitration, are not privileged, and are admissible as evidence at the Arbitration Hearings or reasonably calculated to lead to such admissible evidence;

     7.3. Identify in writing, describe in writing or produce all tangible things which constitute or contain matters that may support the Party's Arbitration Claims, Counterclaims or defenses to the opposing Party and, upon request, arrange for the opposing Party to inspect and copy, test or sample the same;

     7.4. Request in writing to inspect and copy, test or sample any tangible things that may support the Party's Arbitration Claims, Counterclaims or defenses from the opposing Party, subject to the limitation that such tangible things must be relevant to the subject matter of the Arbitration, are not privileged, and are admissible as evidence at the Arbitration Hearings or reasonably calculated to lead to such admissible evidence;

     7.5. Propose a plan for the taking of additional discovery, including a plan for taking any depositions, prior to the Discovery Cut-Off Date;

     7.6.     Discuss  settlement  of  the  action;  and

     7.7. Discuss such other matters as may aid in the disposition of the action.

8. Within five (5) Business Days of the Discovery Conference, the Parties must file with the Arbitration Panel a joint report which includes the following sections:

     8.1. A brief description of the nature of the Arbitration and each Arbitration Claim, Counterclaim and defense;

     8.2. A written list of all documents to be exchanged at the Discovery Conference pursuant to Section 7.1;

     8.3.     A  copy  of  any  requests  served pursuant to Section 7.2 or 7.4;

     8.4. A written list of all tangible things identified in writing, described in writing or produced pursuant to Section 7.3;

     8.5. A written list of persons (other than expert witnesses or consultants) who are known or reasonably believed to have knowledge of any facts relevant to any Arbitration Claim, Counterclaim or defense, including persons having knowledge of rebuttal or impeachment evidence. Such lists shall identify each person by name, last known address last known telephone number and by the subject matter of the person's relevant knowledge.

9. If the Parties cannot agree on the on the filing of a joint report within the time limit set herein, each Party shall file its own written report which includes the sections identified in this Section 9 within five (5) Business Days of the Discovery Conference.

10. The hearings shall be private. Witnesses, who are not a Party, shall be required to recuse themselves from the hearings at all times, except for the time period when they are testifying. The Parties and the Arbitration Panel shall keep forever confidential all matters relating to the Arbitration and/or the Decision.

11. Within fifteen (15) Business Days after receipt of a notice of Arbitration, a Respondent shall submit a written statement of defense, responding to the issues raised in the notice of arbitration, to the Claimant. Any ancillary or pendent Arbitration Claim must arise out of the same nucleus of operative facts and shall be made within fifteen (15) Business Days after the Arbitration Commencement Date. At the time a Respondent submits its statement of defense, a Respondent may make Counterclaims or assert set offs as to any Arbitration Claim. The Claimant shall within fifteen (15) Business Days of receipt of any Counterclaims submit a written statement of defense to the Respondent. The Arbitration Panel may extend any of the time limits established in this Section if such an extension is justified.

12. Within five (5) Business Days after the Arbitration Panel Formation Date, or by such other time limit as may be set by the Arbitration Panel, the Claimant shall submit to the Arbitration Panel three (3) copies of its notice of Arbitration Claim, the Respondent's statement of defense and Counterclaims, and the Claimant's statement of defense to any Counterclaim. Parties shall always otherwise give prompt written notice of any pleadings, motions or Arbitration Claims to the Arbitration Panel.

13. During the Arbitration, any Party may promptly and reasonably amend or supplement its Arbitration Claim, Counterclaim or defense, subject to the approval of the Arbitration Panel.

14. The Arbitration Panel shall conduct the Arbitration using their best judgment while ensuring that each Party is heard and is given a fair opportunity to present its case. It is the Arbitration Panel's discretion to determine the manner of the Arbitration Final Hearing, including the method of witness examination and evidence presentation, and the admissibility or exclusion of evidence. The Arbitration Panel is further vested with authority to resolve all discovery disputes.

15. If a Party fails to file a statement of defense within the time established by this Section 15 or by the Arbitration Panel, a Decision will be issued against them. If a Party, duly notified under these provisions, fails to appear at a hearing without showing sufficient cause for such failure, as determined by the Arbitration Panel, the Arbitration Panel shall enter a Decision against them. If a Party, duly invited to produce evidence or take any other steps in the proceedings, fails to do so within the time established by the Arbitration Panel without showing sufficient cause for such failure, as determined by the Arbitration Panel, the Arbitration Panel shall make a Decision on the evidence before it.

16. The Arbitration Panel shall fix the periods of time for submitting any written statements, research, memoranda, briefs, arguments of law, statements of Arbitration Claims and Counterclaims, statements of defense, and for the presentation of oral arguments, if required. The periods of time fixed by the Arbitration Panel for the communication of such materials should not exceed forty-five (45) Business Days unless the Arbitration Panel considers an extension of time justified.

17. The Parties must serve any written notice of Arbitration Claim or statement of defense (including, without limitation, any Counterclaim) to the opposing Party by facsimile and by overnight delivery set forth in this Section
17. Such overnight delivery must be performed by Federal Express, UPS or DHL delivery service. Where service in a manner not provided herein gives actual, timely and sufficient notice to the appropriate Party, such service shall not be deemed defective.

18. The Arbitration Panel has discretion to establish the parameters of discovery in order to facilitate the broadest discovery of the truth. Discovery shall take place within the time limits provided in this Agreement. All discovery must be completed on or before Discovery Cut-Off Date. Discovery may only be conducted after the Discovery Cut-Off Date upon a showing of good cause why the discovery could not have otherwise been completed earlier and upon approval by the Arbitration Panel.

19. The Parties hereby agree that discovery by oral testimony and testimony at the Arbitration Final Hearing may be provided telephonically. At the request of a Party, said testimony may be taken stenographically at the expense of the requesting Party.

20. Any Arbitration shall be conducted in Hawaii at a location mutually agreed to by the Parties or if they are unable to agree upon such location, then at a location to be selected by the Arbitration Panel.

21. The Arbitration, discovery requests, or opinions associated with the adjudication of any rights, liabilities, obligations, duties and other matters with respect to this Agreement, arising out of this Agreement or relating to this Agreement shall be in the English language.

22. Decisions shall be made in writing and communicated to the Parties by the Arbitration Panel within thirty (30) Business Days of the Arbitration Final Hearing. The Parties shall comply with the Decision without delay. The Decision shall include a statement of the reasons upon which the Decision is based. The Decision shall contain the date and the place where the Decision was made.

23. The cost of the Arbitration, including, all attorneys fees, experts fees, professionals fees, investigators fees, accountants fees, the Arbitration Panel's fees, the costs of discovery, and the costs of the hearings shall be borne by the losing Party or shall be apportioned as the Arbitration Panel shall decide.

24. The Arbitration Panel shall grant the remedies and relief in sole and absolute discretion; including, without limitation, where appropriate, attorney's fees, punitive damages, and/or injunctive relief (if not granted pursuant to this Agreement) and so long as it is in accordance with the provisions of this Agreement. A monetary Decision shall be in United States Dollars.